Exhibit 99.1

Zai Lab Appoints Scott Morrison

to its Board of Directors

SHANGHAI, SAN FRANCISCO, and CAMBRIDGE, MA, October 18, 2021 (GLOBE NEWSWIRE) — Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688), a patient-focused, innovative, commercial-stage, global biopharmaceutical company, today announced that it has appointed Scott Morrison to its Board of Directors. Mr. Morrison will also serve as a member of the Audit Committee.

Mr. Morrison has served public and private companies in the life sciences industry since 1980. He was a Partner with Ernst & Young LLP (EY) from 1996 to 2015, serving as its U.S. Life Sciences Leader from 2002 to 2015. During his tenure at EY, he worked on hundreds of public and private financings, M&A transactions, and corporate collaborations. Mr. Morrison retired from EY in December 2015 and now serves on the boards and chairs the Audit Committees of Audentes, Inc. (through its sale to Astellas in January 2020), Corvus Pharmaceuticals, Global Blood Therapeutics (GBT), IDEAYA Biosciences, and Vera Therapeutics. He also serves as a member of the Compensation Committee for GBT and Corvus and is a member of GBT’s Commercial Committee.

Mr. Morrison has also served as a director on several life sciences industry boards, including the Emerging Companies Section (ECS) board of the Biotechnology Innovation Organization (BIO), the Bay Area Biosciences Board (now the California Life Sciences Association, or CLSA), the Life Sciences Foundation, and the Biotechnology Institute. Mr. Morrison was awarded the CLSA Pantheon 2016 Life Sciences Leadership Award. Mr. Morrison holds a B.S. in Business Administration from the Haas School at the University of California, Berkeley.

“I’m very pleased to have Scott join our board at this important time in Zai Lab’s history,” said Dr. Samantha Du, Founder, Chairperson and Chief Executive Officer of Zai Lab. “We have numerous growth opportunities in front of us, and our executive team and I look forward to partnering with Scott so that his financial expertise can help guide our journey.”

“I’m impressed with the talented team at Zai Lab, its strength in partnering to quickly bring essential medicines to patients, and its productive internal research and development capabilities,” commented Morrison. “It’s an honor to join the Zai Lab Board, and I look forward to working with Samantha and her team to help Zai Lab realize its vision of becoming a leading global biopharma company.”

About Zai Lab

Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is a patient-focused, innovative, research-based, commercial-stage biopharmaceutical company focused on developing and commercializing therapies that address medical conditions with unmet needs in oncology, autoimmune disorders and infectious disease. To that end, our experienced team has secured partnerships with leading global biopharmaceutical companies in order to generate a broad pipeline of innovative marketed products and product candidates. We have also built an in-house team with strong product discovery and translational research capabilities and are establishing a pipeline of proprietary product candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing and commercializing our portfolio in order to impact human health worldwide.

Zai Lab Forward-Looking Statements

This press release contains forward-looking statements including but not limited to statements relating to our strategy and plans; potential of and expectations for our business and pipeline programs; capital allocation and investment strategy; clinical development programs and related clinical trial data; risks and uncertainties associated with drug development and commercialization; regulatory approvals for our pipeline programs and the timing thereof; the potential benefits, safety and efficacy of our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments, collaborations and business development activities; and our future financial and operating results. These forward-looking statements include, without limitation, statements containing words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact nor are they guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) our ability to successfully commercialize and generate revenue from our approved products; (2) our ability to finance our operations and business initiatives and obtain funding for such activities, (3) our results of clinical and pre-clinical development of our product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on our business and general economic, regulatory and political conditions and (6) the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. We anticipate that subsequent events and developments will cause our expectations and assumptions to change and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

For more information, please contact:

ZAI LAB CONTACTS:

Investor Relations: Ron Aldridge / Lina Zhang

+1 (781) 434-8465 / +86 136 8257 6943

ronald.aldridge@zailaboratory.com / lina.zhang@zailaboratory.com

Media: Danielle Halstrom / Xiaoyu Chen

+1 (215) 280-3898 / +86 185 0015 5011

danielle.halstrom@zailaboratory.com / xiaoyu.chen@zailaboratory.com

Zai Lab Limited